     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 1999

                                                 REGISTRATION NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                               BANCORPSOUTH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           MISSISSIPPI                                          64-0659571
 (State or Other Jurisdiction of                               (IRS Employer
  Incorporation or Organization)                            Identification No.)

                              One Mississippi Plaza
                            Tupelo, Mississippi 38801
                    (Address of Principal Executive Offices)

                              --------------------

                               BANCORPSOUTH, INC.
                               DIRECTOR STOCK PLAN
                            (Full Title of the Plan)

                               Aubrey B. Patterson
                      Chairman and Chief Executive Officer
                               BancorpSouth, Inc.
                              One Mississippi Plaza
                            Tupelo, Mississippi 38801
                     (Name and Address of Agent For Service)

                                 (662) 680-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------

                        Copies of All Communications to:
                             Howard W. Herndon, Esq.
                         Waller Lansden Dortch & Davis,
                    A Professional Limited Liability Company
                          511 Union Street, Suite 2100
                         Nashville, Tennessee 37219-1760
                                 (615) 244-6380

                         CALCULATION OF REGISTRATION FEE



====================================================================================================================
  TITLE OF EACH CLASS OF        AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM        AMOUNT OF
     SECURITIES TO BE            REGISTERED         OFFERING PRICE PER         AGGREGATE OFFERING      REGISTRATION
        REGISTERED                                       SHARE(1)                   PRICE(1)                FEE
- --------------------------------------------------------------------------------------------------------------------
  COMMON STOCK, PAR VALUE         100,000               $16.5625                  $1,656,250              $460.44
      $2.50 PER SHARE
====================================================================================================================

- ----------

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on July 30, 1999 as reported on the New York Stock Exchange.

REOFFER PROSPECTUS

                                 100,000 SHARES

                                  BANCORPSOUTH

                                  COMMON STOCK


                                   ----------


         This prospectus has been prepared for use by non-employee directors of BancorpSouth, Inc. in connection with the resale of up to an aggregate of 100,000 shares of BancorpSouth common stock, which have been or may be issued under BancorpSouth's Director Stock Plan.

         This prospectus may only be used if a supplement is attached which contains the names of the selling shareholders and the amount of shares of BancorpSouth common stock to be reoffered by them.

         BancorpSouth will not receive any of the proceeds from the sale of the shares by the selling shareholders. BancorpSouth will bear all expenses incurred in connection with the registration of the shares being offered by the selling shareholders, except that the selling shareholders shall be responsible for all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these shares.

         BancorpSouth's common stock is listed on the New York Stock Exchange under the symbol "BXS."


                                   ----------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF BANCORPSOUTH COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   ----------


         SHARES OF BANCORPSOUTH COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


                                   ----------


                 The date of this prospectus is August 3, 1999.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
The Company................................................................3

Use of Proceeds............................................................3

Selling Shareholders.......................................................3

Plan of Distribution.......................................................4

Available Information......................................................4

Incorporation of Certain Information by Reference..........................4

Experts....................................................................5

                                   THE COMPANY

         BancorpSouth is incorporated in the State of Mississippi and is a bank holding company with financial services operations in Mississippi, Tennessee and Alabama. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, conducts a commercial banking and trust business through offices located in communities throughout Mississippi, west Tennessee and portions of Alabama. In addition, BancorpSouth Bank operates consumer finance, credit life insurance and insurance agency subsidiaries in Mississippi, Tennessee and Alabama. BancorpSouth Bank has operated under the trade names "Bank of Mississippi" in Mississippi and "Volunteer Bank" in Tennessee.

         BancorpSouth, through its subsidiaries, provides a range of financial services to individuals and small-to-medium size businesses. Various types of checking accounts, both interest bearing and non-interest bearing, are available. Savings accounts and certificates of deposit with a range of maturities and interest rates are available to meet the needs of customers. Other services include safe deposit and night depository facilities. Limited 24-hour banking with automated teller machines is provided in most of its principal markets. BancorpSouth Bank is an issuing bank for MasterCard, and overdraft protection is available to approved MasterCard holders maintaining checking accounts with BancorpSouth Bank.

         BancorpSouth offers a variety of services through the trust department of BancorpSouth Bank, including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

         BancorpSouth's lending activities include both commercial and consumer loans. Loan originations are derived from a number of sources including real estate broker referrals, mortgage loan companies, direct solicitation by BancorpSouth's loan officers, current customers, builders, attorneys, walk-in customers and, in some instances, other lenders. BancorpSouth has established disciplined and systematic procedures for approving and monitoring loans that vary depending on the size and nature of the loan.

         BancorpSouth also offers a wide range of insurance services, both commercial and personal, through its insurance subsidiaries located in Mississippi, Tennessee and Alabama.

         BancorpSouth's principal office is located at One Mississippi Plaza, Tupelo, Mississippi 38801 and its telephone number is (662) 680-2000.

                                 USE OF PROCEEDS

         BancorpSouth will not receive any proceeds from the sale of shares of BancorpSouth common stock by the selling shareholders.

                              SELLING SHAREHOLDERS

         The issuance of shares of BancorpSouth common stock under BancorpSouth's Director Stock Plan has been registered under the Securities Act of 1933 by a registration statement on Form S-8. This prospectus is to be used in connection with any resales of BancorpSouth common stock acquired under the Director Stock Plan by persons who may be considered "affiliates" of BancorpSouth within the meaning of the Securities Act of 1933.

         At the date of this prospectus, BancorpSouth does not know the names of persons who intend to resell shares of Bancorpsouth common stock under BancorpSouth's Director Stock Plan. The selling shareholders will be non-employee directors of BancorpSouth who have been, or may be, granted shares of BancorpSouth common stock under BancorpSouth's Director Stock Plan during the period in which they serve as directors. Each of these persons may be considered "affiliates" of BancorpSouth within the meaning of the Securities Act of 1933. BancorpSouth will supplement this prospectus with the names of the selling shareholders and the number of shares of BancorpSouth common stock to be reoffered by them as that information becomes known.

                              PLAN OF DISTRIBUTION

         The shares may be offered by the selling shareholders from time to time in transactions through the New York Stock Exchange, in negotiated transactions, through the writing of options on the shares or a combination of these methods of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may effect these transactions by selling the shares to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary commissions.

         There is no assurance that any of the selling shareholders will sell any or all of the shares of BancorpSouth common stock offered under this prospectus.

         BancorpSouth has agreed to pay all expenses incurred in connection with the registration of the shares of BancorpSouth common stock offered under this prospectus, except that the selling shareholders shall be responsible for all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these shares.

                              AVAILABLE INFORMATION

         BancorpSouth has filed with the SEC a registration statement on Form S-8 under the Securities Act of 1933, including any amendments, that registers the distribution of the shares of BancorpSouth common stock to be issued to the selling shareholders under BancorpSouth's Director Stock Plan. The registration statement, including the attached exhibits and schedules, contains additional relevant information about BancorpSouth, the Director Stock Plan and the BancorpSouth common stock. The rules and regulations of the SEC allow BancorpSouth to omit certain information included in the registration statement from this prospectus.

         In addition, BancorpSouth files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room        New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center         Citicorp Center
Room 1024                    Suite 1300                   500 West Madison Street
Washington, D.C. 20549       New York, New York 10048     Suite 1400
                                                          Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like BancorpSouth, which file electronically with the SEC. The address of that site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about BancorpSouth at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows BancorpSouth to "incorporate by reference" information into this prospectus from documents that BancorpSouth has previously filed with the SEC. This means that BancorpSouth can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about BancorpSouth and its financial condition. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is set forth directly in this document.

         This prospectus incorporates by reference the following documents with respect to BancorpSouth (file number: 0-10826):

         1. BancorpSouth's annual report on Form 10-K for the year ended December 31, 1998, and an amendment to the annual report on Form 10-K/A-1, filed on June 29, 1999, to include financial statements required by Form 11-K for BancorpSouth's Amended and Restated Salary Deferral - Profit Sharing Employee Stock Ownership Plan in accordance with Rule 15(d)-21 under the Securities Exchange Act of 1934;

         2.       BancorpSouth's current report on Form 8-K dated January 6,
                  1999;

         3. BancorpSouth's quarterly report on Form 10-Q for the quarter ended March 31, 1999;

         4. The description of BancorpSouth common stock contained in BancorpSouth's registration statement on Form 8-A dated May 14, 1997; and

         5. The description of BancorpSouth common stock purchase rights contained in BancorpSouth's registration statement on Form 8-A dated May 14, 1997.

         BancorpSouth incorporates by reference all documents that it will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination date of BancorpSouth's Director Stock Plan. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

         You can obtain copies of the documents incorporated by reference in this prospectus with respect to BancorpSouth without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus, by requesting them in writing or by telephone from BancorpSouth at the following:

                               BancorpSouth, Inc.
                              One Mississippi Plaza
                            Tupelo, Mississippi 38801
                                 (662) 680-2000
                         Attention: Corporate Secretary.

         You can also obtain copies of these documents from the SEC through the SEC's Internet world wide web site or at the SEC's address described in the section captioned "AVAILABLE INFORMATION" above.

                                     EXPERTS

         The consolidated financial statements of BancorpSouth, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, incorporated in this prospectus by reference to BancorpSouth's annual report on Form 10-K for the year ended December 31, 1998 have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                         -------------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. BANCORPSOUTH HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THE INFORMATION IN THIS DOCUMENT. THIS PROSPECTUS IS DATED AUGUST 3, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ISSUANCE OF BANCORPSOUTH COMMON STOCK UNDER BANCORPSOUTH'S DIRECTOR STOCK PLAN SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to BancorpSouth Director Stock Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the SEC by the Registrant (file number 0-10826) are incorporated herein by reference as of the dates thereof:

         (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1998, and an amendment to the annual report on Form 10-K/A-1, filed on June 29, 1999, to include financial statements required by Form 11-K for the Registrant's Amended and Restated Salary Deferral - Profit Sharing Employee Stock Ownership Plan in accordance with Rule 15(d)-21 under the Securities Exchange Act of 1934;

         (b)      The Registrant's current report on Form 8-K dated January 6,
                  1999;

         (c) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1999;

         (d) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A, dated May 14, 1997; and

         (e) The description of the Registrant's common stock purchase rights contained in the Registrant's registration statement on Form 8-A, dated May 14, 1997.

         In addition, the Registrant incorporates by reference all documents that it will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination date of it's Director Stock Plan. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

         Any statements contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which is also incorporated by reference in this registration statement, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (A)      RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED
                  BYLAWS.

         The Registrant's Restated Articles of Incorporation provide that it will indemnify, and upon request advance expenses prior to final disposition of a proceeding to, any person, or the estate or personal representative of any person, who was or is a party to, or is threatened to be made a party to, any legal proceeding because he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, or other entity, against any liability incurred in that proceeding:
(A) to the full extent permitted by Section 79-4-8.51 of the Mississippi Business Corporation Act and (B) despite the fact that such person did not meet the standard of conduct specified in Section 79-4-8.51(a) of the Mississippi Business Corporation Act or would be disqualified for indemnification under
Section 79-4-8.51(d) of that Act, if a determination is made that (i) the person seeking indemnity is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) his acts or omissions did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding must be accompanied by an undertaking to repay the advances if it is ultimately determined that he did not meet the requisite standard of conduct but it need not be accompanied by an affirmation that the person seeking indemnity believed he has met the standard of conduct.

         The Registrant's Amended and Restated Bylaws provide that it will indemnify directors, officers, employees or agents who are a party to any legal proceeding because he is or was a director, officer, employee or agent of the Registrant against any expenses or awards in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant also will indemnify directors, officers, employees or agents who are a party to any derivative suit with respect to the Registrant because that person is or was a director, officer, employee or agent of the Registrant, against expenses incurred in connection with that action unless he is found to have acted without good faith and without that degree of care, diligence and skill which ordinarily prudent men would exercise in similar circumstances and in like positions, unless, despite such finding of liability, the court determines that he is entitled to indemnity. The Amended and Restated Bylaws also provide that the Registrant may
(i) advance to the director, officer, employee or agent the expenses incurred in defending a proceeding upon receipt of an undertaking that he will repay amounts advanced unless it ultimately is determined that he is entitled to be indemnified, and (ii) purchase and maintain insurance on behalf of a director, officer, employee or agent against any liability arising out of acts taken under the authority commensurate with their position.

         (B)      MISSISSIPPI BUSINESS CORPORATION ACT.

         In addition to the foregoing provisions of the Registrant's Restated Articles of Incorporation and Amended and Restated Bylaws, directors, officers, employees and agents of the Registrant and its subsidiaries may be indemnified by the Registrant pursuant to Sections 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act.

         (C)      INSURANCE.

         The Registrant maintains and pays premiums on an insurance policy on behalf of its officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as officers or directors.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Shares of the Registrant's common stock have been issued under the Registrant's Director Stock Plan prior to the date on which this registration statement was filed. Since these shares were not registered at the time they were issued, they are "restricted securities" for purposes of the Securities Act of 1933. These restricted securities may be reoffered or resold by non-employee directors of the Registrant and BancorpSouth Bank, a wholly-owned subsidiary of the Registrant, pursuant to this registration statement and the attached prospectus. The Registrant's issuance of the restricted securities was exempt as a private offering of securities under Section 4(2) of the Securities Act of 1933. Based on case law and interpretive guidance of the SEC, this exemption was available due to the following facts:

         (1) at the time of the offer and issuance, these restricted securities were offered to a total of 25 individuals, each of whom was a director of the Registrant and/or its primary subsidiary, BancorpSouth Bank;

         (2) each of these individuals had effective access to relevant information about the Registrant which registration would provide; and

         (3) the restricted securities were comprised of a total of 10,512 shares of the Registrant's common stock with an aggregate market value of $173,448.00 (based on the closing price of the Registrant's common stock on July 30, 1999).

ITEM 8.           EXHIBITS.

    EXHIBIT
    NUMBER        DESCRIPTION OF EXHIBITS
    ------        -----------------------
     23.1         Consent of KPMG LLP

     24.1         Power of Attorney (included on page II-4)

     99.1         Director Stock Plan*

- ----------------

* Filed as an exhibit to the Registrant's annual report on Form 10-K for the year ended December 31, 1998 (file number 0-10826), and incorporated by reference in this registration statement.

ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on July 28, 1999.

                                             BANCORPSOUTH, INC.



                                             By: /s/ Aubrey B. Patterson
                                                 -------------------------------
                                                 Aubrey B. Patterson
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey B. Patterson and L. Nash Allen, Jr., and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                        Title                                      Date
- ----                                        -----                                      ----

/s/ Aubrey B. Patterson                     Chairman of the Board, Chief               July 28, 1999
- -------------------------------------       Executive Officer, Director (principal
Aubrey B. Patterson                         executive officer)

/s/ L. Nash Allen, Jr.                      Treasurer and Chief Financial              July 28, 1999
- -------------------------------------       Officer (principal financial and
L. Nash Allen, Jr.                          accounting officer)

/s/ Shed H. Davis                           Director                                   July 28, 1999
- -------------------------------------
Shed H. Davis

/s/ Hassell H. Franklin                     Director                                   July 28, 1999
- -------------------------------------
Hassell H. Franklin

/s/ Fletcher H. Goode, M.D.                 Director                                   July 28, 1999
- -------------------------------------
Fletcher H. Goode, M.D.

/s/ W. G. Holliman, Jr.                     Director                                   July 28, 1999
- -------------------------------------
W. G. Holliman, Jr.

/s/ A. Douglas Jumper                       Director                                   July 28, 1999
- -------------------------------------
A. Douglas Jumper

/s/ Turner O. Lashlee                       Director                                   July 28, 1999
- -------------------------------------
Turner O. Lashlee

/s/ Alan W. Perry                           Director                                   July 28, 1999
- -------------------------------------
Alan W. Perry

/s/ Travis E. Staub                         Director                                   July 28, 1999
- -------------------------------------
Travis E. Staub

/s/ Dr. Andrew R. Townes                    Director                                   July 28, 1999
- -------------------------------------
Dr. Andrew R. Townes

/s/ Lowery A. Woodall                       Director                                   July 28, 1999
- -------------------------------------
Lowery A. Woodall

                                INDEX TO EXHIBITS

    EXHIBIT
    NUMBER        DESCRIPTION OF EXHIBITS
    ------        -----------------------
     23.1         Consent of KPMG LLP

     24.1         Power of Attorney (included on page II-4)

     99.1         Director Stock Plan*

- -------------
* Filed as an exhibit to the Registrant's annual report on Form 10-K for the year ended December 31, 1998 (file number 0-10826), and incorporated by reference in this registration statement.